                                                                    EXHIBIT 99.i

                              HOGAN & HARTSON
                                     L.L.P.

                                            111 SOUTH CALVERT STREET, SUITE 1600
                                                BALTIMORE, MARYLAND  21202
                                                   TEL (410) 659-2700
                                                   FAX (410) 539-6981
                                                      WWW.HHLAW.COM

                                 April 29, 2004

Board of Directors
American Century Quantitative Equity Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     We are acting as Maryland counsel to American Century  Quantitative  Equity
Funds,  Inc.,  a  Maryland  corporation  (the  "Company"),  in  connection  with
Amendment  No. 35 to its  Registration  Statement on Form N-1A,  as amended (the
"Registration  Statement"),  filed with the Securities  and Exchange  Commission relating to the proposed sale of an indefinite number of shares of the Company's common stock, par value $.01 per share,  (the "Shares").  This opinion letter is furnished  to you at your request to enable you to fulfill the  requirements  of
Item  23(i)  of  Form  N-1A,  17  C.F.R.   ss.274.11,  in  connection  with  the
Registration Statement.

     For  purposes  of this  opinion  letter,  we have  examined  copies  of the following documents:

               1.   An executed copy of the Registration Statement.

               2.   The  Charter  of the  Company,  as  certified  by the  State
                    Department of Assessments  and Taxation of Maryland on April
                    28, 2004 and by the  Secretary  of the  Company on the date hereof  as being  complete,  accurate,  and in  effect  (the
                    "Charter").

               3.   The Bylaws of the Company,  as certified by the Secretary of the Company on the date hereof as being complete,  accurate, and in effect.

               4.   Resolutions of the Board of Directors of the Company adopted
                    by  unanimous   written  consent  dated  March  1,  2004  as
                    certified by the Secretary of the Company on the date hereof as being complete,  accurate, and in effect, relating to the authorization  of  the  issuance  and  sale  of  the  Shares thereunder.

     In  our  examination  of the  aforesaid  documents,  we  have  assumed  the genuineness of all signatures,  the legal capacity of all natural  persons,  the accuracy

Board of Directors
April 29, 2004

and  completeness  of all  documents  submitted to us, the  authenticity  of all original  documents,  and the conformity to authentic  original documents of all documents submitted to us as copies (including telecopies).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This  opinion  letter is based as to matters of law solely on the  Maryland
General  Corporation  Law,  as amended.  We express no opinion  herein as to any other laws,  statutes,  ordinances,  rules, or regulations.  As used herein, the term  "Maryland  General  Corporation  Law, as amended"  includes the  statutory
provisions  contained  therein,  all  applicable   provisions  of  the  Maryland
Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing,  we are of the opinion that  following  (i)  effectiveness  of the  Registration  Statement,  and  (ii)
issuance of the Shares, to the extent of the respective number of Shares of each series or class  authorized by the Charter,  and (iii) receipt by the Company of the  consideration  for the Shares  specified in the resolutions of the Board of
Directors  and  described  in the  Registration  Statement,  the Shares  will be validly issued, fully paid, and nonassessable.

     This opinion  letter has been prepared for your use in connection  with the
Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby  consent to the filing of this opinion letter as Exhibit 23(i) to the  Registration  Statement and to the reference to this firm under the caption
"Legal Matters" in the statement of additional  information  constituting a part of the Registration  Statement.  In giving this consent, we do not thereby admit that we are an "expert"  within the meaning of the  Securities  Act of 1933,  as amended.

                                   Very truly yours,

                                   /s/ Hogan & Hartson L.L.P.

                                   HOGAN & HARTSON L.L.P.